Exhibit 10.33

AMENDMENT NO. 1 TO CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment No. 1 (“Amendment”) is made and entered into this 16th day of July, 2009, to be effective as provided pursuant to Section 6 herein, by and among INPLAY TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and MARK SOKOLOWSKI (“Executive”).

RECITALS

WHEREAS, the Company and Executive are parties to a Change in Control Severance Agreement dated April 15, 2008 (the “Agreement”), by and among the Company and Executive;

WHEREAS, the Company is presently in negotiations concerning, and intends to enter into an Asset Purchase Agreement on or about June 26, 2009 with Wacom Co. Ltd. (the “Purchase Agreement”) providing for Wacom Co. Ltd.’s (“Wacom“) purchase of the all of the Company’s assets (the “Pending Transaction”);

WHEREAS, following the close of the Pending Transaction and settlement of Company creditor claims, the Company intends to wind up all of its affairs, cease all operations, and permanently close;

WHEREAS, pursuant to Section 6(a) of the Agreement, any amendment or modification to the Agreement must be in writing, signed by both the Company and Executive; and

WHEREAS, the Company and Executive believe that, in light of the Pending Transaction, it is in their mutual best interests to amend the Agreement pursuant to the provisions contained herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy, and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, the Agreement is hereby amended as follows.

1.           Section 1 of the Agreement, “Change in Control,” and all subparts thereto, is hereby amended and restated as follows:

Closing Bonus.  Provided that the Pending Transaction closes in accordance with substantially all of the terms and conditions set forth in the Purchase Agreement, in recognition of Executive’s work to complete the Pending Transaction, the Company or its successor or assign shall pay to Executive a Closing Bonus (the “Closing Bonus”) in the gross amount of Two Hundred Fifteen Thousand Dollars and No Cents ($215,000.00), less all applicable state and federal tax withholdings, to be paid in three installments (each a “Closing Bonus Payment” and collectively, the “Closing Bonus Payments”) as follows:

i)            one Closing Bonus Payment in the gross amount of One Hundred Sixty One Thousand Two Hundred Fifty Dollars and No Cents ($161,250.00), representing seventy-five percent (75%) of the Closing Bonus, to be paid within three (3) business days following the Closing Date of the Pending Transaction (regardless of the means by which Wacom acquires the Company patents that are being acquired by Wacom as part of the Pending Transaction);

ii)            one Closing Bonus Payment in the gross amount of Forty Three Thousand Dollars and No Cents ($43,000.00), representing twenty percent (20%) of the Closing Bonus, to be paid within three (3) business days after the approval by the Company’s Board of Directors of a plan to settle all outstanding claims with the Company’s creditors and the Company’s creditors’ agreement to that plan; and

iii)            one Closing Bonus Payment in the gross amount of Ten Thousand Seven Hundred Fifty Dollars and No Cents ($10,750.00), representing five percent (5%) of the Closing Bonus, to be paid within three (3) business days after the approval by the Company’s Board of Directors of a plan to terminate the Company’s affairs and dissolve the Company.

In addition, on the date that the final Closing Bonus Payment is paid to Executive, the Company also shall provide to Executive a payment in an lump sum amount equal to the amount of premium necessary as of the date the last Closing Bonus Payment is paid to Executive to continue all medical, dental, vision, life, accidental death and dismemberment, and short-term and long-term disability insurance as is presently provided by the Company to Executive, for the period commencing on the date the last Closing Bonus Payment is paid through and until December 31, 2009.  In the event the Company files any petition in any United States Bankruptcy Court, all remaining Closing Bonus Payments that have not been paid to Executive as of the date of that filing, as well as the payment for continued group insurance benefits set forth herein, shall accelerate and become immediately due to Executive.

2.           Section 2 of the Agreement, “Termination Without Cause Or For Good Reason Following  Change In Control,” and all subparts thereto, is hereby deleted in its entirety.

3.           The last sentence of Section 6(g) of the Agreement is hereby deleted in its entirety.

4.           Section 6(h) of the Agreement is hereby deleted in its entirety.

5.            Capitalized terms not defined herein shall have the meanings provided for them in the Agreement or Purchase Agreement, as applicable.

6.            All of the forgoing amendments to and restatements of the provisions of the Agreement shall become effective as of the date of this Amendment, and shall not have any effect prior to that date and time.

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This Amendment may be executed in multiple counterparts, each of which shall have the force and effect of an original and all of which together will constitute one and the same document.  Except to the extent expressly amended or modified in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment No. 1 to Change in Control Severance Agreement as of the day and year first above written.

INPLAY TECHNOLOGIES, INC., a Nevada corporation

By:
Name:
Its:

Mark Sokolowski